Power of Attorney

I, Jing Xie, a citizen of the People’s Republic of China (the “PRC”), with Chinese Identification Card No.: 612324199007184046 and PRC passport No.: E91973264 and the holder of 100% of the shares of Shenzhen Dingshang Technology Co., Ltd. (“My Shareholding”), having an address at13B-1 South Garden Fengye Building, Southeast of Nanshan Street, Nanshan District, Shenzhen, hereby irrevocably authorize Adamant DRI Processing and Minerals Group., Ltd. (“Adamant”), which is the owner of all of the equity of China Real Fortune Mining Limited, a BVI corporation, which owns all of the equity of Real Fortune Holdings Limited, a Hong Kong limited company, which in turn owns all of the issued and outstanding capital stock of Zhangjiakou Tongda Mining Technologies Service Co., Ltd., a Chinese limited company (“China Tongda”) to exercise by itself or through China Tongda the following rights relating to My Shareholding during the term of this Power of Attorney:

Adamant is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend the shareholders’ meetings of Shenzhen Dingshang Technology Co., Ltd. and/or sign the relevant resolution(s); 2) exercise all the shareholders’ rights and shareholder’s voting rights I am entitled to under the laws of the PRC and the Articles of Association of Shenzhen Dingshang Technology Co., Ltd., including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, Chairman of the board of directors and/or director, supervisor, the chief executive officer, financial officer and other senior management members of Shenzhen Dingshang Technology Co., Ltd.

Without limiting the generality of the powers granted hereunder, Adamant shall have the power and authority under this Power of Attorney to execute the relevant share and/or assets agreements stipulated in the Exclusive Purchase Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Purchase Option Agreement, both dated the date hereof, to which I am a party. So long as this Power of Attorney is in effect, I shall not exercise any of the rights available to a shareholder of Shenzhen Dingshang Technology Co., Ltd.

Except as otherwise provided hereunder, Adamant is entitled to perform, at its discretion, all the necessary rights incurred from My Shareholding without my oral or written instructions.

Except as otherwise provided hereunder, Adamant is entitled to transfer, allocate or utilize in some other ways the dividends-in-cash and other non-cash income arising from My Shareholding in accordance with my oral or written instructions.

All the actions related to My Shareholding conducted by Adamant shall be deemed as my own actions, and all the documents related to My Shareholding executed by Adamant shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by Adamant.

1

Adamant is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. However, Adamant shall immediately inform me of such reauthorization or assignation and such reauthorization or assignation shall not impair my benefits.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Shenzhen Dingshang Technology Co., Ltd.

During the term of this Power of Attorney, I hereby waive all the rights related to My Shareholding, which have been authorized to Adamant through this Power of Attorney, and shall not exercise such rights by myself.

By:	/s/ Jing Xie
Jing Xie
December 10, 2018

By:	/s/ Yunlong Zhang
Witness:	Yunlong Zhang Chinese Identification Card No.: 429001197808274616
December 10, 2018

2